EXHIBIT 4.5

                         UNANIMOUS  WRITTEN  CONSENT
                                      OF
                            BOARD  OF  DIRECTORS
                                      OF
                          TRITON  ENERGY  LIMITED
                  AUTHORIZING  A  SERIES  OF  PREFERENCE  SHARES


     The undersigned, constituting all of the directors of Triton Energy Limited, a Cayman Islands company (the "Company"), hereby consent in writing to
                                         -------
the taking of the following actions and the adoption of the following resolutions without the holding of, and waive any notices required for, a meeting of directors for the purposes of considering the same:

     WHEREAS, the Board of Directors of the Company has determined that it is beneficial to and in the best interests of the Company to create a series of preference shares as set forth herein for the purpose of issuing such preference shares pursuant to and in accordance with the terms of the Stock Purchase Agreement (as herein defined); now therefore be it

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Memorandum of Association and Articles of Association, as amended, the Board of Directors does hereby create, authorize and provide for the issuance of a series of preference shares consisting of 11,000,000 shares, par value $.01 per share, out of the existing authorized but unissued share capital of the Company with the following rights, terms, preferences and voting powers:

     Section  1.     Number  of  Shares  and DesignationSection.
                     ------------------------------------------
This series of preference shares shall be designated as
"8% Convertible Preference Shares"  and  the  number  of  shares  which  shall
---------------------------------
constitute such series shall not be more than 11,000,000 shares, par value $.01 per share, which number may be decreased (but not below the number thereof then outstanding plus the number required to fulfill the Company's obligations under options, warrants or similar rights issued by the Company) from time to time by the Board of Directors.

     Section 2.     Definitions.  For purposes of this
                    -----------
Unanimous  Written  Consent  (the "Consent"), the following terms shall have the
                                   -------
meanings  indicated:

    "5% Convertible Preference Shares"  shall mean the 5% Convertible Preference
     --------------------------------
Shares,  par  value  $.01  per  share,  of  the  Company.

    "8%  Convertible  Preference  Shares"  shall  have  the meaning set forth in
     -----------------------------------
Section  1.

    "Additional  Shares"  shall  have  the meaning set forth in subsection 3(b).
     ------------------

    "Affiliate"  shall have the meaning as such term has under Rule 12b-2 of the
     ---------
United  States  Securities  Exchange  Act  of  1934,  as  amended.

    "Average  Market Value"  shall mean, with respect to any referenced security
     ---------------------
for a particular date, the average of the daily Current Market Price per share of such security for the twenty Trading Days immediately preceding the referenced date.

    "Board  of  Directors"  shall  mean  the  Board of Directors of the Company.
     --------------------

    "Business Day"  shall mean any day other than a Saturday, Sunday or a day on
     ------------
which state or federally chartered banking institutions in New York City, New York or Dallas, Texas are not required to be opened.

    "Capital  Stock"  shall  mean  (i)  with  respect  to  any  Person that is a
     --------------
corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and
(ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

    "Charter"  shall mean, collectively, the Company's Memorandum of Association
     -------
and  Articles  of  Association,  as  amended.

    "Commission"  shall  mean  the  United  States  Securities  and  Exchange
     ----------
Commission.

    "Common  Shares"  shall  mean any Ordinary Shares, par value $.01 per share,
     --------------
of the Company and any Capital Stock for or into which such Common Shares hereafter are exchanged, converted, reclassified or recapitalized by the Company or pursuant to an agreement to which the Company is a party.

    "Company"  shall  mean  Triton  Energy  Limited,  a  Cayman Islands company.
     -------

    "Constituent  Person"  shall  have the meaning set forth in subsection 5(d).
     -------------------

    "Conversion  Price"  shall  mean  the  conversion price per Common Share for
     -----------------
which the 8% Convertible Preference Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 5. The initial conversion price shall be $17.50 (equivalent to a conversion rate of four Common Shares for each 8% Convertible Preference Share).

    "Current  Market  Price"  of  Common  Shares  or any other class of stock or
     ----------------------
other security of the Company or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the
  ----
NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on The Nasdaq Stock Market or, if such security is not quoted on The Nasdaq Stock Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if bid and asked prices for such security on
                   ------
such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors or, if no such market is regularly made, as determined by a majority of the Board of Directors upon the advice of an independent appraiser selected by a majority of the Board of Directors.

   "Dividend  Payment  Date"  shall mean a date fixed by the Board of Directors
    -----------------------
which date shall not be more than 5 days following the end of the applicable Dividend Period; provided, however, that if any Dividend Payment Date falls on
                   --------  -------
any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

    "Dividend  Periods"  shall  mean  semi-annual dividend periods commencing on
     -----------------
January 1 and July 1 of each year and ending on and including June 30 and December 31 of such year, respectively (other than the initial Dividend Period, which shall commence on the first Issue Date and end on and include June 30,
1999).

    "Dollar" or "$"  shall mean lawful currency of the United States of America.
     ------      -

    "First  Issue  Date"  shall  mean  the  first  date  on  which a share of 8%
     ------------------
Convertible  Preference  Shares  is  issued.

    "Investor"  shall  mean  the  Person  named  as  the  Purchaser in the Stock
     --------
Purchase  Agreement  or  any  assignee  of  such Person's rights under the Stock
Purchase Agreement who purchases the 8% Convertible Preference Shares pursuant to the Stock Purchase Agreement and any assignee of such Person in accordance with the terms of the Shareholders Agreement.

    "Issue  Date"  shall  mean,  with  respect  to  a  share  of  8% Convertible
     -----------
Preference Shares, the date on which such share of the 8% Convertible Preference Shares is issued and sold.

    "Junior  Dividend Shares"  shall have the meaning set forth in Section 3(i).
     -----------------------

    "Junior  Liquidation  Shares"  shall  have  the meaning set forth in Section
     ---------------------------
3(j).

    "Junior  Shares"  shall mean the Common Shares and any other class or series
     --------------
of Capital Stock of the Company now or hereafter issued and outstanding over which the 8% Convertible Preference Shares have preference or priority in both
(i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company; the 5% Convertible Preference Shares shall be deemed Junior Shares for purposes of this Consent.

    "Liquidation  Preference"  shall  have  the  meaning set forth in subsection
     -----------------------
4(a).

    "Majority  in  Interest of the 8% Convertible Preference Shares"  shall mean
     --------------------------------------------------------------
Persons holding of record, in the aggregate, in excess of fifty percent of the then outstanding 8% Convertible Preference Shares.

    "Non-Electing  Share"  shall  have the meaning set forth in subsection 5(d).
     -------------------

    "Parity  Dividend  Shares"  shall  have  the meaning set forth in subsection
     ------------------------
3(g).

    "Parity  Liquidation Shares"  shall have the meaning set forth in subsection
     --------------------------
3(h).

    "Parity  Shares"  shall  have  the  meaning  set  forth  in subsection 8(b).
     --------------

    "Person"  shall  mean  any  individual,  firm, partnership, company or other
     ------
entity, and shall include any successor (by merger or otherwise) of such entity.

    "Preferred Stock"  of any Person shall mean any Capital Stock of such Person
     ---------------
that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

    "Purchased  Shares"  shall have the meaning set forth in subsection 5(c)(v).
     -----------------

    "Second  Closing"  shall  have  the  meaning set forth in the Stock Purchase
     ---------------
Agreement.

    "Securities" and "Security"  shall have the meanings set forth in subsection
     ----------       --------
5(c)(iv).

    "Securities Act"  shall mean the Securities Act of 1933, as amended, and the
     --------------
rules  and  regulations  promulgated  thereunder.

    "Senior  Shares"  shall  have  the  meaning  set  forth  in subsection 8(a).
     --------------

    "set  apart  for payment"  shall be deemed to include, without any action by
     -----------------------
the Company other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Company; provided, however, that if any funds for any class or series of
                 --------  -------
Junior Shares or any class or series of stock ranking on a parity with the 8% Convertible Preference Shares as to the payment of dividends are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then set apart for payment with respect to the 8% Convertible Preference Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

    "Shareholders  Agreement"  means  the  Shareholders  Agreement to be entered
     -----------------------
into  between  the  Company  and  Investor  as  provided  by  the Stock Purchase
Agreement.

    "Stock Purchase Agreement"  shall mean that certain Stock Purchase Agreement
     ------------------------
by and between the Company and HM4 Triton, L.P., a Cayman Islands exempted limited partnership, dated as of August 31, 1998.

    "Subsidiary"  shall  mean  (i) a corporation or company, a majority of whose
     ----------
Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary of the Company or by the Company and another Subsidiary or (ii) any other Person (other than a corporation or company) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof has or have at least a majority ownership interest. For purposes hereof, Triton International Oil Corporation and its Subsidiaries shall be deemed Subsidiaries of the Company.

    "Trading  Day"  shall  mean  any day on which the securities in question are
     ------------
traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on The Nasdaq Stock Market, or if such securities are not quoted on The Nasdaq Stock Market, in the applicable securities market in which the securities are traded.

    "Transaction"  shall  have  the  meaning  set  forth  in  subsection  5(d).
     -----------

    "Transfer  Agent"  shall  have  the meaning set forth in Section 11, or such
     ---------------
other agent or agents of the Company as may be designated by the Board of Directors or their designee as the transfer agent for the 8% Convertible Preference Shares.

     Section  3.     Dividends.
                     ---------

     (a) The registered holders of 8% Convertible Preference Shares shall be entitled to receive, when, as and if authorized or declared by the Board of Directors out of funds legally available for that purpose, distributions in the form of cash dividends on each share of 8% Convertible Preference Shares, at a rate per annum equal to 8.0% of the Liquidation Preference per share of the 8% Convertible Preference Shares, payable for each Dividend Period after the Issue Date of such share of 8% Convertible Preference Shares. Such dividends with respect to each share of 8% Convertible Preference Shares shall begin to accumulate and shall be fully cumulative on a daily basis from the Issue Date of such share of 8% Convertible Preference Shares, whether or not authorized or declared by the Board of Directors and whether or not in any Dividend Period or Dividend Periods there shall be funds of the Company legally available for the payment of such dividends, and shall be payable semi-annually in cash Dollars, when, as and if authorized or declared by the Board of Directors, in arrears on Dividend Payment Dates or such other dates as provided herein, commencing on the first Dividend Payment Date after the Issue Date of such share of 8% Convertible Preference Shares.

     (b) At the option of the Company, dividends may be paid, instead of in cash, on declaration by the Board of Directors, by the issuance of additional fully paid whole shares of 8% Convertible Preference Shares (the "Additional
                                                                      ----------
Shares"),  to  the  extent  authorized  but  unissued  shares of 8% Convertible
Preference  Shares  are  legally  available  therefor, in respect of any and all
   ---
Dividend  Payment  Dates; provided that, if any dividend payable on any Dividend
                          --------
Payment Date is not declared or authorized and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid in Additional Shares to the extent authorized but unissued shares of 8% Convertible Preference Shares are legally available therefor. If a dividend is to be paid in Additional Shares, the number of Additional Shares to be issued in payment of the dividend with respect to each outstanding share of 8% Convertible Preference Shares shall be determined by dividing (a) the amount of the accumulated dividend payable to each registered holder of 8% Convertible Preference Shares on the basis of all shares held of record by such holder as of the record date for such dividend, whether evidenced by one or more certificates, by (b) $70.00, with amounts in respect of any partial shares to be paid in cash by the Company, and upon payment in Additional Shares as herein provided the dividend shall be deemed paid in full and shall not accumulate.

     (c) Each dividend shall be payable in arrears to the holders of record of 8% Convertible Preference Shares, as they appear on the register of members of the Company at the close of business on such record dates, not more than 15 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. All dividends paid with respect to shares of 8% Convertible Preference Shares pursuant to Sections 3(a) and 3(b) shall be paid pro rata to the holders entitled thereto.

     (d) Dividends on the 8% Convertible Preference Shares that are in arrears and unpaid (in cash or Additional Shares) as of any Dividend Payment Date for any Dividend Period (a "Dividend Arrearage") will cumulate as if such
                                   ------------------
dividends had been paid in Additional Shares as provided in Section 3(b) and such Additional Shares were outstanding on each succeeding Dividend Payment Date until such accumulated semi-annual dividends shall have been declared and paid in cash or in Additional Shares by the Board of Directors. Any such declaration may be for a portion, or all, of the then accumulated dividends. In the event dividends on the 8% Convertible Preference Shares are in arrears and unpaid for three or more Dividend Periods (whether or not consecutive), holders of 8% Convertible Preference Shares shall be entitled to certain voting rights as provided in subsection 9(c).

     (e) Accumulated and unpaid dividends for any past Dividend Periods may be authorized or declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. Dividend payments shall be aggregated per holder and shall be made to the nearest cent (with $.005 being rounded upward).

     (f) The amount of dividends payable per share of 8% Convertible Preference Shares for each Dividend Period shall be computed by dividing the annual dividend amount by two. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the 8% Convertible Preference Shares shall be computed on the basis of twelve 30-day months and a 360-day year. Except as expressly provided herein, holders of 8% Convertible Preference Shares shall not be entitled to any dividends, whether payable in cash, property, shares or stock, in excess of cumulative dividends (including dividends that cumulate as a result of a Dividend Arrearage as provided in subsection 3(d)) as herein provided on the 8% Convertible Preference Shares.

     (g) So long as any 8% Convertible Preference Shares are outstanding, no full dividends shall be authorized, declared, paid or set apart for payment on any class or series of Parity Shares or any other class or series of the Company s Capital Stock currently outstanding or hereafter issued ranking, as to dividends, on a parity with the 8% Convertible Preference Shares (the Parity Shares and any such other class or series of the Company's Capital Stock being herein referred to as "Parity Dividend Shares") unless full cumulative dividends
                       ----------------------
on all outstanding 8% Convertible Preference Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Dividend Shares have been or contemporaneously are paid or declared and a sum of cash Dollars or Additional Shares sufficient for the payment thereof set apart for such payment. If full dividends are not so paid, all dividends declared upon shares of the 8% Convertible Preference Shares and any other
Parity Dividend Shares shall be declared pro rata so that the amount of dividends declared per share on the 8% Convertible Preference Shares and such Parity Dividend Shares shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the 8% Convertible Preference Shares and such Parity Dividend Shares bear to each other. No dividends may be paid on Parity Dividend Shares except on dates on which dividends are paid on the 8% Convertible Preference Shares for any period.

     (h) So long as any 8% Convertible Preference Shares are outstanding, the Company shall not, directly or indirectly through any Affiliate of the Company controlled by the Company, make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the redemption, purchase, retirement or other acquisition of any Parity Dividend Shares or any other class or series of the Company's Capital Stock ranking on a parity with the 8% Convertible Preference Shares as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (the Parity Shares and any such other class or series of the Company s Capital Stock being herein referred to as "Parity Liquidation Shares"), and,
                                               -------------------------
other than dividends to the extent permitted by subsection 3(g), no distributions shall be declared, paid or set apart for payment on shares of Parity Dividend Shares or Parity Liquidation Shares, unless full cumulative dividends on all outstanding 8% Convertible Preference Shares for all Dividend Periods ending on or before such payment for or setting apart for payment on account of, or the payment date of such distributions on, such Parity Dividend Shares or Parity Liquidation Shares have been or contemporaneously are paid or declared and a sum of cash Dollars or Additional Shares sufficient for the payment therefor set apart for payment.

     (i) So long as any 8% Convertible Preference Shares are outstanding, no dividends shall be authorized, declared, paid or set apart for payment or other distribution authorized or made upon Junior Shares or any other Capital Stock of the Company ranking junior as to dividends to the 8% Convertible Preference Shares (the Junior Shares and any such other class or series of the Company s Capital Stock being herein referred to as "Junior Dividend Shares"), unless full
                                           ----------------------
cumulative dividends on the 8% Convertible Preference Shares for all Dividend Periods ending on or before the dividend payment date of such dividends on Junior Dividend Shares have been or contemporaneously are paid or declared and a sum of cash Dollars or Additional Shares sufficient for the payment therefor set apart for payment.

     (j) So long as any 8% Convertible Preference Shares are outstanding, the Company shall not, directly or indirectly through any Affiliate of the Company controlled by the Company, make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the redemption, purchase, retirement or other acquisition of any Junior Dividend Shares or any other class or series of the Company's Capital Stock ranking junior to the 8% Convertible Preference Shares as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (the Junior Dividend Shares and any such other class or series of the Company s Capital Stock ranking junior to the 8% Convertible Preference Shares as to such distributions being herein referred to as "Junior Liquidation Shares") unless
                                              -------------------------
(i) full cumulative dividends on all outstanding 8% Convertible Preference Shares and any other Parity Dividend Shares shall have been or contemporaneously are paid or declared and a sum of cash Dollars or Additional Shares sufficient for the payment thereof set apart for payment for all Dividend Periods with respect to the 8% Convertible Preference Shares terminating on or before such payment for, or the setting apart for payment on account of, such class or series of Junior Liquidation Shares and all dividend periods with respect to such Parity Dividend Shares terminating on or before such payment for, or the setting apart for payment on account of, such class or series of Junior Liquidation Shares and (ii) cash Dollars or Additional Shares sufficient for the payment of the dividend for the current Dividend Period with respect to the 8% Convertible Preference Shares and the current dividend period with respect to such Parity Dividend Shares shall have been paid or set apart for the payment thereof; provided, however, that the restrictions set forth in this subsection
          --------   -------
3(j) shall not apply to the purchase or other acquisition of Junior Liquidation Shares either (A) pursuant to any employee or director incentive or benefit plan or arrangement of the Company or any Subsidiary of the Company heretofore or hereafter adopted or (B) in exchange solely for Junior Shares.

     (k) Any reference to "distribution" contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     Section  4.     Liquidation  Preference.
                     -----------------------

     (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company shall be made to or set apart for the holders of
Junior Shares, the holders of the 8% Convertible Preference Shares shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, in immediately available funds, $70.00 for each outstanding 8% Convertible Preference Share (including outstanding Additional Shares) (the "Liquidation Preference"), plus an amount equal to all dividends (whether or not
-----------------------
authorized) accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the 8% Convertible Preference Shares shall be insufficient to pay in full the Liquidation Preference, plus an amount equal to all dividends (whether or not authorized) accumulated and unpaid thereon to the date of final distribution to such holders, and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of 8% Convertible Preference Shares and any such other Parity Liquidation Shares ratably in accordance with the respective amounts that would be payable on such 8% Convertible Preference Shares and any such other Parity Liquidation Shares if all amounts payable thereon were paid in full. The holders of 8% Convertible Preference Shares shall be entitled to notice in advance of any liquidation, dissolution or winding up of the Company as provided in subsection 5(e). For the purposes of this Section 4, (i) a consolidation, merger or scheme of arrangement of the Company with one or more entities, (ii) a sale or transfer of all or substantially all of the Company s assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

     (b) Subject to the rights of the holders of any Parity Liquidation Shares or any shares of any series or class or classes of stock ranking prior to the 8% Convertible Preference Shares upon liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the 8% Convertible Preference Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 8% Convertible Preference Shares shall not be entitled to share therein.

     Section  5.     Conversion.  8%  Convertible
                     ----------
Preference Shares shall be subject to conversion, at the option of the holder, into Common Shares, as follows:

     (a)     Conversion  Right.  Subject  to  and  upon  compliance  with  the
             -----------------
provisions of this Section 5, a holder of 8% Convertible Preference Shares shall have the right, at his, her or its option, at any time prior to the close of business on the fifth Business Day prior to the date fixed for redemption of such shares as herein provided, to convert all or any part of such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate Liquidation Preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of this subsection 5(a)). In the event the shares of 8% Convertible Preference Shares are called for redemption pursuant to Section 6, the right of conversion provided herein shall terminate at the close of business on the fifth Business Day prior to the date fixed for redemption unless the Company shall default in making the payment due upon redemption thereof.

     In order to exercise such conversion right, the holder of each 8% Convertible Preference Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at the office of the Transfer Agent, accompanied by written notice to the Company that the holder thereof elects to convert such 8% Convertible Preference Shares. Unless the Common Shares issuable on conversion are to be issued in the same name as the name in which such 8% Convertible Preference Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Company demonstrating that such taxes have been paid).

     Holders of 8% Convertible Preference Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date on or prior to such Dividend Payment Date.

     As promptly as practicable after the surrender of certificates for 8% Convertible Preference Shares as aforesaid, the Company shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 5, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in subsection 5(b).

     Upon the conversion of any 8% Convertible Preference Shares as provided in this subsection 5(a), the holder of each 8% Convertible Preference Share converted also shall be entitled to receive an amount, in cash Dollars, equal to all dividends (whether or not authorized or declared) accumulated and unpaid on each share of 8% Convertible Preference Share converted by such holder, including dividends accrued pursuant to subsection 3(d) as a result of a Dividend Arrearage, up to and including the effective date of conversion as provided in the last paragraph of this subsection 5(a). Such cash amount shall be paid to the holder of the 8% Convertible Preference Shares to which such dividends relate on or before the fifth Business Day after the effective date of such conversion.

     Each conversion shall be deemed to have been effected immediately following the close of business on the date on which the certificates for 8% Convertible Preference Shares shall have been surrendered and such notice received by the Company as aforesaid, and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the register of members of the Company shall be closed for transfer on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such register of members is open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Company.

     (b)     No  Fractional  Shares.  No fractional shares or scrip representing
             ----------------------
fractions of Common Shares shall be issued upon conversion of the 8% Convertible Preference Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a 8% Convertible Preference Share, the Company shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of 8% Convertible Preference Shares so surrendered.

     (c)     Conversion  Price  Adjustments.  The  Conversion  Price  shall  be
             ------------------------------
adjusted  from  time  to  time  as  follows:

     (i) If at any time after the first Issue Date, the Company shall issue for cash or other consideration Common Shares or any security convertible into or exchangeable or exercisable for Common Shares at a price per Common Share, calculated by including the aggregate proceeds to the Company upon issuance and any additional consideration payable to the Company upon any such conversion, exchange or exercise (in each case before deduction of any discounts, commissions, fees and other expenses of issuance and marketing), that is less than the Current Market Price of Common Shares as of the opening of business on the date of issuance, then the Conversion Price in effect at the close of business on the day immediately preceding such issuance shall be adjusted, effective as of the time of such issuance, to equal the price determined by multiplying (A) the Conversion Price in effect at the close of business on the day immediately preceding such issuance by (B) a fraction, the numerator of which shall be the sum of (1) the number of Common Shares outstanding immediately prior to such issuance and (2) the number of shares that the aggregate proceeds to the Company from such issuance (including any additional consideration per Common Share payable to the Company upon any such conversion, exchange or exercise (before deduction of any discounts, commissions, fees and other expenses of issuance and marketing)) would purchase at such Current Market Price, and the denominator of which shall be the sum of (1) the number of Common Shares outstanding immediately prior to such issuance and (2) the number of additional Common Shares issued or subject to issuance upon the conversion, exchange or exercise of such securities issued.

     For the purposes of this subsection 5(c)(i), the issuance by the Company of securities convertible into or exchangeable or exercisable for Common Shares shall be deemed to involve the immediate issuance of the maximum number of
Common Shares issuable upon the conversion, exchange or exercise of such securities for a consideration equal to the minimum aggregate consideration receivable by the Company upon such conversion, exchange or exercise. In the event that securities are issued by the Company that result in an adjustment to the Conversion Price pursuant to this subsection 5(c)(i) and such securities are not converted, exchanged or exercised prior to the expiration of the right of the holders of such securities to effect any such action, then immediately upon such expiration the Conversion Price shall be recomputed (but such redetermination shall not affect the Conversion Price of any 8% Convertible Preference Shares that have been converted prior to such expiration) and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the other provisions of this subsection 5(c) after the issuance of such securities) had such adjustment to the Conversion Price not been made. For purposes of this subsection 5(c)(i), if shares are issued for consideration all or part of which is other than cash, the amount of such non-cash consideration shall be deemed to be the value thereof as determined by a majority of the Board of Directors based on the advice of an independent appraiser selected by a majority of the Board of Directors. The provisions of this subsection 5(c)(i) shall not be applicable to: (i) any issuance for which an adjustment to the Conversion Price is provided under any other subclause of this subsection 5(c), (ii) any issuance of Common Shares upon actual exercise, exchange or conversion of any securities if the Conversion Price was fully and properly adjusted at the time such securities were issued or if no such adjustment was required hereunder at the time such securities were issued ,
(iii) the issuance of Additional Shares, the issuance of additional 8% Convertible Preference Shares at a per share price equal to or greater than the Liquidation Preference or the issuance of Common Shares upon conversion of outstanding 8% Convertible Preference Shares, (iv) the issuance of options, warrants or restricted shares of Common Shares to members of the management of the Company or its Subsidiaries pursuant to management incentive plans or employee stock compensation plans as in effect prior to the First Closing Date or approved by the affirmative vote of a majority of the Board of Directors after the first Issue Date or the issuance of any Common Shares upon the exercise of such stock options or warrants or upon the exercise of any other options or warrants of the Company outstanding as of the date of the Stock Purchase Agreement in accordance with the terms thereof as in effect as of the date of the Stock Purchase Agreement or (v) the issuance of any 8% Convertible Preference Share purchase rights as contemplated by Section 4.2 of the Stock Purchase Agreement. All Common Shares issued and all Common Shares reserved for issuance pursuant to any outstanding convertible securities (including the 8% Convertible Preference Shares), warrants, rights or options deemed not to constitute an issuance pursuant to the previous sentence shall nevertheless be deemed to be outstanding for all computations pursuant to this Section 5(c) until such shares are no longer outstanding or such convertible securities, warrants, rights or options shall expire, as applicable.

     (ii) If the Company shall after the first Issue Date pay a dividend or make a distribution on any class or series of its shares or Capital Stock in the form of an issue of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, then the Conversion Price in effect at the opening of business on the Business Day next following the date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the number of Common Shares outstanding on the close of business on the date fixed for such determination and the denominator of which shall be the sum of (1) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (2) the number of Common Shares constituting such dividend or distribution, including the number of additional Common Shares issuable pursuant to such convertible, exercisable or exchangeable securities. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection 5(f) below).

     (iii) If the Company shall after the first Issue Date (A) subdivide its outstanding Common Shares into a greater number of shares, (B) combine its outstanding Common Shares into a smaller number of shares or (C) issue any Capital Stock by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any 8% Convertible Preference Share thereafter surrendered for conversion shall be entitled to receive the number of such securities that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such 8% Convertible Preference Shares had been converted immediately prior to the effective date of such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (iii) shall become effective immediately prior to the opening of business on the Business Day next following the record date (except as provided in subsection 5(f) below) in the case of a dividend or distribution and shall become effective immediately prior to the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

     (iv) If the Company shall after the first Issue Date issue rights, options, warrants or other instruments to all holders of Common Shares or any other class or series of Capital Stock of the Company entitling them to subscribe for or purchase Common Shares at a price per share less than the Current Market Price per Common Share on the record date for the determination of shareholders entitled to receive such rights, options, warrants or instruments, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (1) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (2) the number of shares that the aggregate proceeds to the Company from the exercise of such rights, options, warrants or instruments for Common Shares would purchase at such Current Market Price, and the denominator of which shall be the sum of (1) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (2) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options, warrants or other instruments. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection 5(f) below). In determining whether any rights, options, warrants or instruments entitle the holders of Common Shares to subscribe for or purchase Common Shares at such Current Market Price, there shall be taken into account any consideration received by the Company upon issuance and upon exercise of such rights, options, warrants or instruments, the value of such consideration, if other than cash, to be determined by a majority of the Board of Directors based on the advice of an independent appraiser selected by a majority of the Board of Directors. In case any rights or warrants referred to in this subsection 5(c)(iv) in respect of which an adjustment shall have been made shall expire unexercised after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants (but such redetermination shall not affect the Conversion Price of any 8% Convertible Preference Shares that have been converted prior to such expiration).

     (v) If the Company shall distribute to all holders of its Common Shares evidence of its indebtedness, any shares of any class or series of Capital Stock of the Company, cash or assets (including all rights, options, warrants or any other instrument entitling such holders to subscribe for or purchase any securities of the Company, but excluding Common Shares or any securities the distribution of which would require an adjustment under subsection(s) 5(c)(ii),
(iii)  or  (iv))  (collectively, "Securities" and,  individually, a "Security"),
                                  ----------                         --------
then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (B) a fraction, the numerator of which shall be the Current Market Price per Common
Share on the record date mentioned below less the then fair market value (as determined by a majority of the Board of Directors based on the advice of an independent appraiser selected by a majority of the Board of Directors) of the portion of the shares or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one Common Share, and the denominator of which shall be the Current Market Price per Common Share on the record date mentioned below. Such adjustment shall become effective immediately prior to the opening of business on the Business Day next following (except as provided in subsection 5(f) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection
5(c)(v), the distribution of a Security which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a 8% Convertible Preference Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subsection 5(c)(v); provided
                                                                        --------
that on the date, if any, on which a Person converting a 8% Convertible Preference Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subsection 5(c)(v) (and such day shall be deemed to be the date fixed for the determination of the shareholders entitled to receive such distribution and the record date within the meaning of the two preceding sentences).

     (vi) No adjustment in the Conversion Price pursuant to any provision of this Section 5 shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however,
                                                              --------  -------
that any adjustments that by reason of this subsection 5(c)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be
                               --------   -------
required and made in accordance with the provisions of this Section 5 (other than this subsection 5(c)(vi)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this Section 5, the Company shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 5 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection 5(c) to the contrary notwithstanding, the Company will, to the extent permitted by law, make such reductions in the Conversion Price, in addition to those required by this subsection 5(c), as the Board of Directors in its good faith discretion shall determine to be necessary in order that any subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Company to its shareholders shall not be taxable.

     (vii) Any direct or indirect reduction in the exercise or conversion price of any outstanding option, warrant, right or other instrument entitling the holder thereof to subscribe for or purchase, by exercise, exchange, conversion or otherwise, any Common Shares shall be deemed a new issuance of such derivative security to the extent of such reduction; provided, however,
                                                              --------  -------
that any adjustment to the exercise or conversion price of (A) convertible or exchangeable securities (including the 5% Convertible Preference Shares of the Company), warrants, rights or options outstanding as of the date of the Stock Purchase Agreement as a result of the exercise or conversion adjustment provisions contained in the instruments governing the terms of such securities as in effect as of the date of the Stock Purchase Agreement or (B) convertible or exchangeable securities, warrants, rights or options issued after the date of the Stock Purchase Agreement (x) as a result of the exercise or conversion adjustment provisions contained in the instruments governing the terms of such Securities or (y) in the case of any options or warrants described in clause
(iv) of subsection 5.1(c)(i), upon approval of a majority of the Board of Directors, in any case shall not be deemed a new issuance of such securities and shall not require an adjustment to the Conversion Price pursuant to this Section 5.

     (viii) In the event that, at any time after the first Issue Date, any adjustment is made to the Conversion Price of the 8% Convertible Preference Shares pursuant to this Section 5, such adjustment to the Conversion Price shall be applicable with respect to all then outstanding 8% Convertible Preference Shares and all 8% Convertible Preference Shares issued after the date of the event causing such adjustment to the Conversion Price (including all Additional Shares).

     (d) If the Company shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender  offer  for  or  scheme  of  arrangement  involving or relating to all or substantially all Common Shares, a sale of all or substantially all of the Company's assets or a recapitalization or reclassification of the Common Shares and excluding any transaction as to which subparagraph (c)(ii) of this Section 5 applies) (each of the foregoing being referred to herein as a "Transaction"), in
                                                               -----------
each case as a result of which all or substantially all Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each 8% Convertible Preference Share, which is not converted into the right to receive shares, securities or other property prior to such Transaction, shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one 8% Convertible Preference Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent
                                                                     -----------
Person"), or an affiliate of a Constituent Person or (ii) failed to exercise his
-----
rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this subsection
                   ------------------
5(d) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each holder of a Non-Electing Share shall be deemed to be the kind and amount so receivable per share by holders of a plurality of the Non-Electing Shares). The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection 5(d), and it shall not consent or agree to the occurrence of any Transaction until the Company has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the 8% Convertible Preference Shares that will contain provisions enabling the holders of the 8% Convertible Preference Shares that remain outstanding after such Transaction to convert into the consideration (determined as provided in this subsection 5(d)) received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection 5(d) shall similarly apply to successive Transactions.

     (e)     If,  subject  to  the  limitations  set  forth  in Section 3 above:

     (i) the Company shall (1) declare any dividend (or any other distribution) on Common Shares, other than (A) a dividend payable in Common Shares or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then-outstanding Common Shares; or

     (ii) the Company shall authorize the granting to the holders of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or series or of any other rights, options or warrants; or

     (iii) there shall be any recapitalization or reclassification of the Common Shares (other than an event to which subsection (c)(ii) of this Section 5 applies) or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or a statutory share exchange by the Company for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Company as an entirety; or

     (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Company, then the Company shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of the 8% Convertible Preference Shares at the addresses of such holders as shown on the register of members of the Company, as promptly as possible, but at least 10 Business Days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality of validity of the proceedings described in this Section 5.

     (f) In any case in which subsection 5(c) provides that an adjustment shall become effective on the day next following the record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any 8% Convertible Preference Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to subsection 5(b).

     (g) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of the Company in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 5. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 5, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

     (h) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the 8% Convertible Preference Shares, the full number of Common Shares deliverable upon the conversion of all outstanding 8% Convertible Preference Shares not theretofore converted. For purposes of this subsection 5(h), the number of Common Shares that shall be deliverable upon the conversion of all outstanding 8% Convertible Preference Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     The Company covenants that any Common Shares issued upon conversion of the 8% Convertible Preference Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the 8% Convertible Preference Shares, the Company will take any corporate or other action that, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a business trust) non-assessable Common Shares at such adjusted Conversion Price.

     The Company shall use all commercially reasonable efforts to list the Common Shares required to be delivered upon conversion of the 8% Convertible Preference Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

     Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the 8% Convertible Preference Shares, the Company shall use its best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

     (i) The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the 8% Convertible Preference Shares pursuant hereto; provided, however, that the Company shall not be
                           --------   -------
required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the 8% Convertible Preference Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or established, to the reasonable satisfaction of the Company, that such tax has been paid.

     Section  6.     Redemption  at  the  Option  of  the  Company.
                     ---------------------------------------------

     (a)     Right  of Redemption.  The 8% Convertible Preference Shares may not
             --------------------
be redeemed by the Company prior to the third anniversary of the initial Issue Date (the "First Redemption Date"). From and after the First Redemption Date,
            ----------------------
the Company shall have the right and option (provided it has sufficient funds legally available therefor), but not the obligation, to elect to redeem all, but not less than all, of the then outstanding shares of 8% Convertible Preference Shares at any time that the Average Market Value per Common Share is equal to or greater than the Average Market Value per Common Share which corresponds to the date on which notice of such redemption is given as set forth on Schedule A
                                                                      ----------
attached hereto. Any redemption of the 8% Convertible Preference Shares pursuant to this Section 6 shall be for an amount payable in immediately available funds equal to $70.00 per share plus an amount in immediately available funds equal to all per share accumulated and unpaid dividends on the 8% Convertible Preference Shares, whether or not authorized or declared, to and including the date fixed for redemption, such sum being hereinafter referred to as the "Redemption Price"). Such election shall be made by the Company giving
         -----------------
written  notice thereof (the "Redemption Notice") to each holder of record of 8%
                              -----------------
Convertible Preference Shares. The date of the Redemption Notice is referred to herein as the "Call Date".
                 ----------

     (b)     Redemption  Procedures.
             ----------------------

     (i) The Redemption Notice shall be given by first class mail, postage prepaid, to each holder of record of the 8% Convertible Preference Shares at its last address as shown up on the register of members of the Company, and shall specify the date fixed for redemption (which shall be no less than 30 nor more than 60 days after the date of the Redemption Notice), the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the certificates representing the 8% Convertible Preference Shares, that after the date fixed for redemption dividends will cease to accumulate on such shares, the Conversion Price in effect on the Call Date, and that the right of holders to convert 8% Convertible Preference Shares shall terminate at the close of business on the fifth Business Day prior to the date fixed for redemption (unless the Company defaults in the payment of the Redemption Price). Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of 8% Convertible Preference Shares receives such notice.

     (ii) On or after the date fixed for redemption as stated in the Redemption Notice, each holder of the shares called for redemption shall surrender the certificate representing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price.

     (iii) Redemption Notice having been given as aforesaid, if, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been deposited with a bank or trust company with irrevocable instructions and authority to pay the Redemption Price to the holders of the 8% Convertible Preference Shares, then, notwithstanding that the certificates representing any such shares called for redemption shall not have been surrendered, dividends with respect to the shares so called shall cease to accumulate after the date fixed for redemption, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders of the Company, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

     (iv) Any defect in the Redemption Notice, or any failure to give such notice by mail to any holder of 8% Convertible Preference Shares, shall not affect the validity of the proceedings for the redemption of any other 8% Convertible Preference Shares, and the Company shall be obligated to redeem the shares of 8% Convertible Preference Shares of those holders to whom defective or no Redemption Notice was given upon presentment and surrender of the certificates representing their 8% Convertible Preference Shares on or after the date fixed for redemption.

     (v) In the event that any shares of 8% Convertible Preference Shares shall be converted into Common Shares pursuant to Section 5, then (A) the Company shall not have the right to redeem such shares and (B) any funds which shall have been deposited for the payment of the Redemption Price for such shares shall be returned to the Company immediately after such conversion.

     Section  7.    Shares to Be Retired.
                    --------------------
All 8% Convertible Preference Shares which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of the capital of the Company, without designation as to class or series.

     Section  8.     Ranking.  Any  class  or  series  of
                    -------
Capital  Stock  of  the  Company  shall  be  deemed  to  rank:

     (a) prior to the 8% Convertible Preference Shares, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of 8% Convertible Preference Shares ("Senior Shares");
                                       --------------

     (b) on a parity with the 8% Convertible Preference Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the 8% Convertible Preference Shares, if the holders of such class or series of Capital Stock and the 8% Convertible Preference Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accumulated and unpaid dividends per share or Liquidation Preferences, without preference or priority one over the other ("Parity Shares");
                                                            --------------

     (c) junior to the 8% Convertible Preference Shares, as to the payment of dividends, if such class or series of Capital Stock shall be Junior Dividend Shares; and

     (d) junior to the 8% Convertible Preference Shares, as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of Capital Stock shall be Junior Liquidation Shares.

     Section  9.     Voting.
                     ------

     (a)     General.  For purposes of the provisions of this Section 9, each 8%
             -------
Convertible Preference Share shall have one (1) vote per share, except that when the 8% Convertible Preference Shares and the Common Shares shall vote together as a single class, then each holder of the 8% Convertible Preference Shares shall be entitled to the number of votes with respect to such holder's 8% Convertible Preference Shares equal to the number of whole shares of Common Stock into which such shares would have been converted at the Conversion Price in effect on the record date for determining shareholders entitled to vote on such matters.

     (b)     Voting  Rights.  The  holders  of  8% Convertible Preference Shares
             --------------
shall vote together as a single class with the holders of the Common Shares on an as converted basis as provided in subsection 9(a) on all matters submitted to a vote of the holders of the Common Shares. Except as provided in the immediately preceding sentence and in subsections 9(c) and 9(e), holders of 8% Convertible Preference Shares shall have no voting rights except as required by the Charter and applicable law.

     (c)     Class  Directors.  If  and  whenever  three  or  more  semi-annual
             ----------------
dividends (whether or not consecutive) payable on the 8% Convertible Preference Shares shall be in arrears (which shall, with respect to any such semi-annual dividend, mean that any such dividend has not been paid in full), whether or not authorized, the number of directors then constituting the Board of Directors shall be increased by two and the holders of the 8% Convertible Preference Shares, voting separately as a class, shall be entitled to elect two additional directors to serve on the Board of Directors at any annual meeting of shareholders or extraordinary meeting held for the purpose of electing directors, or at an extraordinary meeting of the holders of the 8%Convertible
Preference Shares called as hereinafter provided for the purpose of electing directors. At the next annual meeting of shareholders of the Company following any such election and each succeeding annual meeting, for so long as all arrears in dividends on the 8% Convertible Preference Shares then outstanding have not been paid and the holders of 8% Convertible Preference Shares elect to exercise such right, the holders of 8% Convertible Preference Shares, voting separately as a class, shall have the right to elect two directors to the Board of Directors. Whenever all arrears in dividends on the 8% Convertible Preference Shares then outstanding shall have been paid, then the right of the holders of the 8% Convertible Preference Shares to elect such additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in three or more semi-annual dividends), and the terms of office of all persons elected as directors to the two directorships created as provided in this subsection 9(c) shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. The directors elected pursuant to this subsection 9(c) shall hold office until the earlier of (i) the next annual meeting of the shareholders or extraordinary meeting held for the purpose of electing directors, (ii) the next extraordinary meeting of the holders of the 8% Convertible Preference shares called as hereinafter provided for the purpose of electing directors, (iii) the resignation, death or removal of such 8% Preferred Director or (iv) the date on which such office shall terminate as above provided. If any vacancy shall occur among the directors elected by the holders of the 8% Convertible Preference Shares pursuant to this Section 9(c), a successor may be elected by the Board of Directors in accordance with the Articles of Association to serve for the term of such Person's predecessor.

     (d)     Procedure;  Action Without Meeting.  At any time the power to elect
             ----------------------------------
directors as representatives of the holders of the 8% Convertible Preference Shares shall have been vested in the holders of 8% Convertible Preference Shares as provided in subsection 9(c), the Secretary of the Company may, and upon the written request of a holder or holders of 8% Convertible Preference Shares representing at least 10% of the then outstanding 8% Convertible Preference Shares (addressed to the Secretary at the principal office of the Company) shall, call an extraordinary meeting of the holders of the 8% Convertible Preference Shares for the election of the director or directors to be elected pursuant to subsections 9(c), such call to be made by notice similar to that provided in the Articles of Association for an extraordinary meeting of the shareholders or as required by law. If any such extraordinary meeting required to be called as above provided shall not be called by the Secretary within 10 days after receipt of any such request, then any holder or holders of 8% Convertible Preference Shares representing at least 10% of the then outstanding 8% Convertible Preference Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the register of members of the Company.

     (e)     Vote  Required  for Certain Actions.  So long as any 8% Convertible
             -----------------------------------
Preference Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter,

     (i) without the affirmative vote of the holders of at least a Majority in Interest of the 8% Convertible Preference Shares at the time outstanding, given in person or by proxy, the Company shall not (other than out of the Company's authorized shares existing as of the date of this Consent, excluding the Company's Ordinary Shares, par value $.01 per share):

     (A) Increase the authorized amount of the 8% Convertible Preference Shares; or

     (B) Authorize or create, or increase the authorized amount of, any class or series of Parity Shares.

     (ii) without the affirmative vote of the holders of at least two-thirds (2/3) of the 8% Convertible Preference Shares at the time outstanding, given in person or by proxy, the Company shall not (other than out of the Company s authorized shares existing as of the date of this Consent, excluding the Company s Ordinary Shares, par value $.01 per share):

     (A)     Authorize  or  create  any  class  or  series  of Senior Shares; or

     (B) Adopt any amendment to its Certificate of Incorporation or Charter that would materially adversely affect the existing terms of the 8% Convertible Preference Shares.

     Section  10.     Record Holders.  The Company
                      --------------
and the Transfer Agent shall deem and treat the record holder of any 8% Convertible Preference Shares as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

     Section 11.     Transfer Agent.  The Company initially shall be the
                     --------------
Transfer  Agent  for  the  8%  Convertible  Preference  Shares.

     AND BE IT FURTHER RESOLVED, that any documents heretofore executed or lawful actions heretofore taken by any of the officers of the Company in connection with the transactions herein described are hereby ratified, confirmed and approved in all respects; and further

     RESOLVED, that these resolutions may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     EXECUTED  as  of  the  ________  day  of  _________________,  1998.


/s/ Ernest E. Cook
--------------------------------
Ernest  E.  Cook


/s/ Jesse E. Hendricks
--------------------------------
Jesse  E.  Hendricks


/s/ John R. Huff
--------------------------------
John  R.  Huff


/s/ John P. Lewis
--------------------------------
John  P.  Lewis


/s/ James C. Musselman
--------------------------------
James  C.  Musselman


/s/ Edwin D. Williamson
--------------------------------
Edwin  D.  Williamson


/s/ Sheldon R. Erickson
--------------------------------
Sheldon  R.  Erickson


/s/ Fitzgerald S. Hudson
--------------------------------
Fitzgerald  S.  Hudson


/s/ Thomas P. Kellog, Jr.
--------------------------------
Thomas  P.  Kellogg,  Jr.


/s/ Michael E. McMahon
--------------------------------
Michael  E.  McMahon


/s/ Lamar Norsworthy
--------------------------------
Lamar  Norsworthy

     SCHEDULE  A
     -----------



    Redemption  Date                         Average  Market  Value
-----------------------------                ----------------------

September  30,  2001
     through  March  31,  2002                    $  28.54

April  1,  2002  through
     September  30,  2002                         $  31.14

October  1,  2002  through
     March  31,  2003                             $  34.20

April  1,  2003  through
     September  30,  2003                         $  37.58

October  1,  2003  through
     March  31,  2004                             $  32.57

April  1,  2004  through
     September  30,  2004                         $  34.97

October  1,  2004  through
     March  31,  2005                             $  37.60

From and after April 1, 2005, for so long as any 8% Convertible Preference Shares are outstanding, the Average Market Value shall be increased as of each six month anniversary of such date occurring thereafter, which Average Market Value shall be in effect from and after such date until the Average Market Value is recalculated as of the next six month anniversary of such date, and shall be calculated using the same methodologies as the Average Market Value was calculated as set forth on this Schedule A so that each Average Market Value, as
                                ----------
of the date of determination, would result in a holder purchasing a share of 8% Convertible Preference Shares as of the First Issue Date recognizing an internal rate of return of 20% if such share were redeemed by the Company as of such date of determination.

Average Market Value will be subject to equitable proportionate adjustments in the event of any event described in subsection 5.1(c)(iii) or similar event.